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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  January 8, 2001



                             IMPERIAL SUGAR COMPANY
             (Exact name of registrant as specified in its charter)



          TEXAS                       1-10307                74-0704500
(State or other jurisdiction  (Commission File Number)     (IRS Employer
     of incorporation)                                  Identification No.)


          ONE IMPERIAL SQUARE
              P. O. BOX 9
           SUGAR LAND, TEXAS                               77487
(Address of principal executive offices)                (Zip Code)



      Registrant's telephone number, including area code:  (281) 491-9181
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ITEM 5. OTHER EVENTS

        On January 8, 2001, Imperial Sugar Company (the "Company") and the lenders under the Company's Amended and Restated Credit Agreement dated December 22, 1997, entered into the First Amendment to Interim Waiver Agreement extending the effective date of the waiver to January 14, 2001; such amendment is included herewith as Exhibit 4.1 and is incorporated by reference. Additionally, the Company and the purchaser of receivables under the Company's $110 million revolving receivable purchase facility entered into an extension currently effective through January 14, 2001, of a previous waiver (that was effective through January 8, 2001) of the occurrence of a termination event under the facility. The original waiver and the extension are included as Exhibits 4.2 and
4.3 and are incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

            4.1 First Amendment to Interim Waiver Agreement between the Company and the lenders pursuant to the Amended and Restated Credit Agreement dated as of December 22, 1997.

            4.2 Waiver of the occurrence of a termination event dated December 12, 2000 pursuant to the Company's Receivables Purchase Agreement dated June 30, 1999.

            4.3 Extension of Waiver of the occurrence of a termination event dated January 8, 2001 pursuant to the Company's Receivable Purchase Agreement dated June 30, 1999.


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                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              IMPERIAL SUGAR COMPANY


Date:  January 8, 2001        By: /s/ Mark Q. Huggins
                                  ----------------------------------
                                  Name:  Mark Q. Huggins
                                  Its:   Managing Director and
                                         Chief Financial Officer